Exhibit 99.1

NEWS RELEASE

ICF International Reports First Quarter 2011 Results

Total Revenue Increased 12 Percent

Operating Income Up 33 Percent

Diluted Earnings Per Share of $0.39, Up 39 Percent

FOR IMMEDIATE RELEASE

Contacts:

Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen / Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (May 5, 2011) - ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the first quarter ended March 31, 2011.

First Quarter 2011 Results and Highlights

For the first quarter, total revenue reached $194.7 million, an 11.6 percent increase over the $174.4 million reported for the 2010 first quarter. Organic revenue1 growth was 10.9 percent. Net income was $7.7 million, or $0.39 per diluted share, representing a 42.5 percent increase over net income of $5.4 million, or $0.28 per diluted share, earned in the comparable 2010 period. Operating income increased 32.9 percent to $13.4 million from the $10.1 million reported in last year’s first quarter.

“ICF’s strong first quarter 2011 performance was driven by solid revenue gains across each of our markets and client categories and demonstrates our excellent competitive positioning in the high-growth areas of commercial energy and the federal health and education markets,” said Chairman and Chief Executive Officer Sudhakar Kesavan. “Profitability benefited from a 40.8 percent revenue increase in our domestic commercial business, which was driven by energy efficiency work and related performance incentives, environmental management of infrastructure projects, and a pickup in energy transaction activity.”

“The pace of new contract wins was good, our backlog was seasonably stable and well diversified, and our pipeline exceeded $2.6 billion at the end of the first quarter,” Mr. Kesavan noted.

Backlog and New Business Awards

Backlog was $1.4 billion at the end of the 2011 first quarter. Funded backlog was $639 million, or 47 percent of the total.

The total value of contracts awarded in the first quarter of 2011 was $217 million.

1 Organic revenue excludes revenue from acquisitions closed during the previous four quarters.

Key contracts won in the first quarter included:

•

Energy Efficiency: A $36.5 million re-compete contract with the U.S. Environmental Protection Agency (EPA) to continue nearly two decades of support for the ENERGY STAR® PROGRAM. This particular contract supports the Labeling and Residential Branch of the program with a wide variety of research, marketing, information, evaluation, and management support functions.

•

Energy Efficiency: A new grant valued at up to $10 million to support global energy efficiency efforts of the U.S. Agency for International Development (USAID) through the agency’s Energy Efficiency for Clean Development Program. ICF will help USAID address energy performance and greenhouse gas mitigation at missions worldwide.

•

Energy Efficiency: A new $4.3 million contract to support another major U.S. utility. ICF’s responsibilities under the contract encompass the areas of residential energy efficiency; whole house retrofit programs; and contractor recruitment, training, and program support.

•

Health: A new multiple-award Indefinite Delivery/Indefinite Quantity (ID/IQ) contract by the U.S. Public Health Service, Centers for Disease Control and Prevention, U.S. Department of Health and Human Services, with a capacity of $100 million. ICF is one of three winners to provide global epidemiology and strategic information services, with an emphasis on activities under the U.S. President’s Emergency Plan for AIDS Relief (PEPFAR).

•

Information Technology: A new, multiple-award blanket purchase agreement valued at up to $108 million by the EPA to support the agency’s Information Technology Solutions - Business Information Strategic Support II (ITS-BISS II) program. Under the contract ICF will provide EPA’s information technology and information management policy, planning, and support services.

•

Transportation: A new ID/IQ contract by the U.S. Department of Transportation’s Volpe Transportation Systems Center valued at up to $40 million. ICF will support the National Environmental Policy Act (NEPA) of 1969 compliance area.

•

Commercial Sector: In addition to the energy efficiency projects already noted, more than 250 additional domestic and international commercial project wins in the areas of energy efficiency, power and gas market assessment, asset valuation, environmental management, and aviation.

Summary and Outlook

“First quarter results marked a strong start to 2011 for ICF and illustrated the advantages of our balanced portfolio strategy in both the government and commercial sectors,” Mr. Kesavan said. “We expect results in the seasonally stronger second quarter to continue to reflect similar business trends, with revenues in the range of $212 million to $220 million and earnings per share in the range of $0.43 to $0.47, based on approximately 19.9 million weighted average number of shares outstanding and an effective tax rate of 40.0 percent.”

“Based on funded backlog levels and our strong business development pipeline, we reaffirm our full year 2011 guidance of revenues in the range of $830 million to $865 million, which represent 10.8 percent growth at the midpoint and earnings per diluted share of $1.63 to $1.73, which represent 21.7 percent growth at the midpoint. This is based on approximately 20.1 million weighted average number of shares outstanding and an effective tax rate of 40.0 percent.”

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment and transportation; health, education, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,700 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-Looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

SOURCE: ICF International

ICF International, Inc. and Subsidiaries

Consolidated Statements of Earnings (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2011	2010

Gross Revenue	$194,742	$174,438
Direct Costs	118,221	107,559
Operating costs and expenses:
Indirect and selling expenses	57,926	51,030
Depreciation and amortization	2,761	2,668
Amortization of intangible assets	2,415	3,081

Total operating costs and expenses	63,102	56,779

Operating income	13,419	10,100
Interest expense	(629)	(963)
Other income	87	19

Income before income taxes	12,877	9,156
Provision for income taxes	5,151	3,736

Net income	$7,726	$5,420

Earnings per Share:
Basic	$0.39	$0.28

Diluted	$0.39	$0.28

Weighted-average Shares:
Basic	19,580	19,282

Diluted	19,780	19,504

Reconciliation of EBITDA
Operating Income	13,419	10,100
Depreciation and amortization	5,176	5,749

EBITDA	18,595	15,849

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	March 31, 2011	December 31, 2010
	(unaudited)
Current Assets:
Cash	$6,288	$3,301
Contract receivables, net	180,816	176,963
Prepaid expenses and other	7,423	6,995
Income tax receivable	—	1,628
Deferred income taxes	3,713	4,973

Total current assets	198,240	193,860

Total property and equipment, net	17,786	18,887
Other assets:
Goodwill	325,999	323,467
Other intangible assets, net	24,729	26,148
Restricted cash	1,876	3,179
Other assets	7,676	7,278

Total assets	$576,306	$572,819

Current Liabilities:
Accounts payable	$24,216	$29,866
Accrued salaries and benefits	44,880	40,750
Accrued expenses	22,569	25,522
Deferred revenue	20,931	20,034
Income tax payable	2,615	—

Total current liabilities	115,211	116,172

Long-term liabilities:
Long-term debt	80,000	85,000
Deferred rent	5,944	5,142
Deferred income taxes	8,848	10,068
Other	4,218	3,704

Total Liabilities	214,221	220,086
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized; 19,738,880 and 19,618,659 shares issued; and 19,651,969 and 19,567,571 shares outstanding as of March 31, 2011, and December 31, 2010, respectively	20	20
Additional paid-in capital	223,140	220,891
Retained earnings	141,363	133,637
Treasury stock	(2,070)	(1,291)
Accumulated other comprehensive loss	(368)	(524)

Total stockholders’ equity	362,085	352,733

Total liabilities and stockholders’ equity	$576,306	$572,819

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$7,726	$5,420
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(16)	(1,222)
(Gain) loss on disposal of fixed assets	(66)	29
Non-cash equity compensation	1,195	1,715
Depreciation and amortization	5,176	5,749
Deferred rent	842	(76)
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	(2,138)	7,265
Prepaid expenses and other assets	(972)	496
Accounts payable	(5,629)	(4,347)
Accrued salaries and benefits	3,819	2,818
Accrued expenses	(3,059)	(1,499)
Deferred revenue	896	(2,949)
Income tax receivable and payable	4,236	4,112
Restricted cash	1,303	(1,013)
Other liabilities	513	(635)

Net cash provided by operating activities	13,826	15,863

Cash flows from investing activities
Capital expenditures	(1,696)	(1,447)
Capitalized software development costs	(28)	(93)
Payments for business acquisitions, net of cash received	(4,547)	—

Net cash used in investing activities	(6,271)	(1,540)

Cash flows from financing activities
Advances from working capital facilities	32,294	3,729
Payments on working capital facilities	(37,294)	(13,729)
Proceeds from exercise of options	85	408
Tax benefits of stock option exercises and award vesting	949	192
Net payments for stockholder issuances and buybacks	(758)	(428)

Net cash used in financing activities	(4,724)	(9,828)
Effect of exchange rate on cash	156	(82)

Increase in cash	2,987	4,413
Cash, beginning of period	3,301	2,353

Cash, end of period	$6,288	$6,766

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$610	$1,459

Income taxes	$328	$518

ICF International, Inc. and Subsidiaries

Supplemental Schedule (Unaudited)

Revenue by market

	Three Months Ended March 31,
	2011	2010
Energy, environment, and transportation	41%	40%
Health, education, and social programs	45%	46%
Homeland security and defense	14%	14%

Total	100%	100%

Revenue by client

	Three Months Ended March 31,
	2011	2010
U.S. federal government	68%	72%
U.S. state and local government	10%	10%
Domestic commercial	17%	14%
International	5%	4%

Total	100%	100%

Revenue by contract type

	Three Months Ended March 31,
	2011	2010
Time-and-materials	51%	49%
Cost-based	22%	24%
Fixed-price	27%	27%

Total	100%	100%